Exhibit 99.1

Repare Therapeutics Provides Business and Clinical Update and Reports Second Quarter 2024 Financial Results

Reiterated guidance on data readout from MYTHIC trial evaluating lunresertib and camonsertib in patients with platinum-resistant ovarian and endometrial cancers in Q4 2024

Granted Fast Track designation by the FDA for lunresertib in combination with camonsertib in platinum-resistant ovarian cancer

Presented positive initial data from Phase 1 MINOTAUR clinical trial evaluating lunresertib in combination with FOLFIRI in heavily pretreated patients with gastrointestinal cancers at ESMO GI Congress 2024

Dosed first patient in camonsertib monotherapy NSCLC expansion of Phase 1/2 TRESR clinical trial

CAMBRIDGE, Mass. & MONTREAL (BUSINESS WIRE)—August 6, 2024— Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a leading clinical-stage precision oncology company, today reported financial results for the second quarter ended June 30, 2024.

“We continued to make meaningful progress across our clinical programs in the second quarter and we look forward to a catalyst-rich second half of 2024 that includes the release of data from our ongoing MYTHIC dose expansion clinical trial evaluating the promising combination of lunresertib and camonsertib at the recommended Phase 2 dose. This combination therapy has the potential to be a new treatment paradigm in genomically-defined platinum-resistant ovarian cancer and second-line endometrial cancer. We remain on track to deliver this data in the fourth quarter of this year, with the potential to begin a registrational trial in 2025,” said Lloyd M. Segal, President and CEO of Repare. “As we prepare for potential near-term registrational clinical programs, we are thrilled that Dr. Steven H. Stein has joined Repare’s Board of Directors. He brings extensive experience in global pivotal trial development and will chair our Science and Technology Committee. He replaces Dr. Briggs Morrison, who has been instrumental in building Repare into a leading, precision oncology company. We are grateful for Dr. Morrison’s seven years of service, his substantial contributions to our company, and for his longstanding and ongoing support.”

Second Quarter 2024 and Recent Portfolio Highlights:

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Lunresertib (RP-6306)
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Currently evaluating lunresertib in combination with camonsertib in Repare’s MYTHIC dose expansion clinical trial at the recommended Phase 2 dose (RP2D) in patients with platinum-resistant ovarian and endometrial cancers harboring CCNE1 amplification or FBXW7 or PPP2R1A mutations, which are predictive of poor prognosis. Repare expects to report data from approximately 20-30 patients in each cohort in the fourth quarter of 2024.
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In preparation for a potential registrational clinical trial start in 2025, Repare formed a collaboration with Foundation Medicine, Inc. to provide prospective genomic profiling for patients in the ongoing MYTHIC clinical trial. Additionally, Repare and Foundation Medicine are exploring opportunities to develop FoundationOne®CDx, a tissue-based comprehensive genomic profiling test, as a companion diagnostic for the lunresertib program.
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Granted Fast-Track designation by the U.S. Food and Drug Administration (FDA) in June 2024 for lunresertib in combination with camonsertib for the treatment of adult patients with CCNE1 amplified, or FBXW7 or PPP2R1A-mutated platinum-resistant ovarian cancer.
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Dosed the first patient in Module 4 of the ongoing MYTHIC clinical trial investigating lunresertib in combination with Debio 0123, an oral, brain-penetrant, highly selective WEE1 kinase inhibitor. Repare expects to report initial data from this module in 2025.
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Announced positive initial data from the ongoing Phase 1 MINOTAUR clinical trial evaluating lunresertib (RP-6306) in combination with FOLFIRI in patients with advanced solid tumors at the ESMO GI Cancers Congress in June 2024. The data showed the lunresertib combination therapy was well tolerated without excess toxicity above expected rates for lunresertib or standard FOLFIRI alone.
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Camonsertib (RP-3500)
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Dosed the first patient in the camonsertib monotherapy non-small cell lung cancer (NSCLC) expansion of the TRESR clinical trial. The NSCLC expansion is expected to enroll up to 20 patients with ATR-inhibitor sensitizing mutations in NSCLC to study the efficacy of camonsertib at the RP2D. Repare expects to report initial data from the TRESR trial in 2025.
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RP-1664
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Actively enrolling patients into the Phase 1 LIONS trial evaluating RP-1664, a potential first-in-class selective PLK4 inhibitor, in adult and adolescent patients with TRIM37-high advanced solid tumors and other biomarkers. The Company expects to rapidly advance RP-1664 into a Phase 1/2 clinical trial in pediatric patients with high risk, recurrent neuroblastoma, where the patients have a high prevalence of TRIM37-altered tumors, after evaluating the safety profile in the LIONS trial.
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RP-3467
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Initiation of a Phase 1 dose finding trial of RP-3467, a potential best-in-class Polθ ATPase inhibitor, is expected in the fourth quarter of 2024.
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Corporate
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Welcomed Steven H. Stein, M.D., Chief Medical Officer of Incyte Corporation, to Repare’s Board of Directors, effective as of June 17, 2024, the date of the Company's annual meeting of shareholders. Effective today, Briggs Morrison, M.D. is stepping down from the Board after seven years of service.

Second Quarter 2024 Financial Results:

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Cash, cash equivalents and marketable securities: Cash, cash equivalents and marketable securities as of June 30, 2024 were $208.1 million. The Company believes that its cash, cash equivalents, and marketable securities are sufficient to fund its current operational plans at least into mid-2026.
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Revenue from collaboration agreements: Revenue from collaboration agreements were $1.1 million and $53.5 million for the three months and six months ended June 30, 2024, respectively, as compared to $30.2 million and $35.9 million for the three and six months ended June 30, 2023.

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Research and development expenses, net of tax credits (Net R&D): Net R&D expenses were $30.1 million and $63.0 million for the three and six months ended June 30, 2024, respectively, as compared to $33.8 million and $65.6 million for the three and six months ended June 30, 2023.
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General and administrative (G&A) expenses: G&A expenses were $8.3 million and $16.9 million for the three and six months ended June 30, 2024, respectively, compared to $8.7 million and $17.2 million for the three and six months ended June 30, 2023.
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Net loss: Net loss was $34.8 million, or $0.82 per share, and $21.6 million, or $0.51 per share, in the three and six months ended June 30, 2024, respectively, compared to $11.9 million, or $0.28 per share, and $46.9 million, or $1.11 per share, in the three and six months ended June 30, 2023, respectively.

About Repare Therapeutics Inc.

Repare Therapeutics is a leading clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s pipeline includes lunresertib (also known as RP-6306), a PKMYT1 inhibitor currently in Phase 1/2 clinical development; camonsertib (also known as RP-3500), a potential leading ATR inhibitor currently in Phase 1/2 clinical development; RP-1664, a Phase 1 PLK4 inhibitor; RP-3467, a preclinical Polθ ATPase inhibitor program; as well as additional, undisclosed preclinical programs. For more information, please visit www.reparerx.com and follow @Reparerx on X (formerly Twitter) and LinkedIn.

SNIPRx® is a registered trademark of Repare Therapeutics Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the design, objectives, initiation, timing, progress and results of current and future preclinical studies and clinical trials of the Company’s product candidates, including the expansion of its Phase 2 MYTHIC trial evaluating lunresertib in combination with camonsertib in patients with platinum-resistant ovarian and endometrial cancers, its ongoing Phase 1 MINOTAUR trial evaluating lunresertib in combination with FOLFIRI, the expansion of its Phase 2 TRESR trial of camonsertib in patients with ATMm, its Phase 1 LIONS trial of RP-1664, its Phase 1 trial of RP-3467; a potential registrational trial in 2025; the tolerability, efficacy and clinical progress of camonsertib, lunresertib, RP-1664 and RP-3467; the potential of RP-3467 as a best-in-class Polθ ATPase inhibitor; the potential of lunresertib in combination with camonsertib as a new treatment platinum-resistant ovarian cancer and second-line endometrial cancer; the Company’s anticipated cash runway; and the benefits and ability to discover further targets and clinical candidates from the Company’s discovery platform. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including the conflict in Ukraine and the conflict in the Middle East, heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the Company’s ability to realize the benefits of its collaboration and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled "Risk Factors" in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers ("AMF") on August 6, 2024. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit reparerx.com and follow Repare on X (formerly Twitter) at @RepareRx and on LinkedIn at https://www.linkedin.com/company/repare-therapeutics/.

Repare Therapeutics Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands of U.S. dollars, except share data)

	As of June 30,	As of December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$79,820	$111,268
Marketable securities	128,303	112,359
Income tax receivable	11,072	10,813
Other current receivables	3,571	4,499
Prepaid expenses	5,773	4,749
Total current assets	228,539	243,688
Property and equipment, net	3,226	4,215
Operating lease right-of-use assets	2,195	3,326
Income tax receivable	1,077	2,276
Other assets	307	396
TOTAL ASSETS	$235,344	$253,901
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,182	$2,400
Accrued expenses and other current liabilities	22,310	24,057
Operating lease liability, current portion	1,957	2,400
Deferred revenue, current portion	—	10,222
Total current liabilities	31,449	39,079
Operating lease liability, net of current portion	218	1,010
Deferred revenue, net of current portion	—	1,730
TOTAL LIABILITIES	31,667	41,819
SHAREHOLDERS’ EQUITY
Preferred shares, no par value per share; unlimited shares authorized as of June 30, 2024 and December 31, 2023, respectively; 0 shares issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	—	—
Common shares, no par value per share; unlimited shares authorized as of June 30, 2024 and December 31, 2023; 42,445,533 and 42,176,041 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	486,375	483,350
Additional paid-in capital	72,157	61,813
Accumulated other comprehensive (loss) income	(134)	28
Accumulated deficit	(354,721)	(333,109)
Total shareholders’ equity	203,677	212,082
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$235,344	$253,901

Repare Therapeutics Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Collaboration agreements	$1,073	$30,249	$53,477	$35,927
Operating expenses:
Research and development, net of tax credits	30,075	33,788	63,045	65,618
General and administrative	8,317	8,719	16,935	17,248
Total operating expenses	38,392	42,507	79,980	82,866
Loss from operations	(37,319)	(12,258)	(26,503)	(46,939)
Other income (expense), net
Realized and unrealized gain (loss) on foreign exchange	6	(41)	37	(97)
Interest income	2,894	3,489	5,862	6,916
Other expense	(29)	(26)	(53)	(41)
Total other income, net	2,871	3,422	5,846	6,778
Loss before income taxes	(34,448)	(8,836)	(20,657)	(40,161)
Income tax expense	(326)	(3,110)	(955)	(6,726)
Net loss	$(34,774)	$(11,946)	$(21,612)	$(46,887)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale marketable securities	$(21)	$(189)	$(162)	$4
Total other comprehensive (loss) income	(21)	(189)	(162)	4
Comprehensive loss	$(34,795)	$(12,135)	$(21,774)	$(46,883)
Net loss per share attributable to common shareholders - basic and diluted	$(0.82)	$(0.28)	$(0.51)	$(1.11)
Weighted-average common shares outstanding - basic and diluted	42,445,462	42,089,530	42,339,732	42,065,237

Investor Relations & Media Contact:

Robin Garner

Vice President and Head of Investor Relations

Repare Therapeutics Inc.

investor@reparerx.com